Exhibit 99.1

NYSE:BLD

A leading installer and distributor of insulation and building material products to the U.S. construction industry.

TopBuild Reports Fourth Quarter 2018 Results

•	Net sales increase 27.6%
•	Gross margin expands 40 basis points
•	10.2% operating margin, 10.5% on an adjusted basis, up 40 basis points
•	Adjusted EBITDA increases 42.4%, margin expands 130 basis points
•	$1.10 net income per diluted share, $1.20 on an adjusted basis

Announces New Share Repurchase Program

Provides 2019 Revenue and Adjusted EBITDA Outlook

Fourth Quarter Financial Highlights

(unless otherwise indicated, comparisons are to the quarter ended December 31, 2017)

✓ Net sales increased 27.6% to $639.5 million, driven by acquisitions and price increases. On a same branch basis, net sales increased 6.5% to $533.9 million.

“We are pleased with our fourth quarter results as we continue to deliver on our objective of producing profitable growth.

“Our team remains focused on optimizing our operational performance as evidenced by our 40 basis point gross margin expansion and 12.9% EBITDA margin, a 130 basis point increase from a year ago.”

JERRY VOLAS, CEO, TOPBUILD

✓ Gross margin expanded 40 basis points to 24.7%.
✓ Operating profit was $65.2 million, compared to $50.0 million. On an adjusted basis, operating profit was $67.2 million, compared to $50.8 million, a 32.1% improvement.
✓ Operating margin was 10.2%, up 20 basis points. Adjusted operating margin improved 40 basis points to 10.5%.

✓Net income was $38.6 million, or $1.10 per diluted share, compared to $105.0 million, or $2.93 per diluted share. The Company noted that in the fourth quarter of 2017 it recorded a one-time tax benefit of $74.1 million related to the change in the federal tax rate as a result of the Tax Cuts and Jobs Act.

✓Adjusted net income was $42.2 million, or $1.20 per diluted share, compared to $30.1 million, or $0.84 per diluted share.

✓Adjusted EBITDA was $82.5 million, compared to $57.9 million, a 42.4% increase and adjusted EBITDA margin improved 130 basis points to 12.9%. Incremental adjusted EBITDA margin was 17.8%.

✓On a same branch basis, adjusted EBITDA was $65.3 million, a 12.6% increase, and incremental adjusted EBITDA margin was 22.5%.

✓Acquisitions contributed $105.7 million of revenue. Incremental adjusted EBITDA related to these acquisitions was 16.3%.

✓At December 31, 2018, the Company had cash and cash equivalents of $100.9 million, availability under its revolving credit facility of $190.7 million for total liquidity of $291.6 million.

Full Year 2018 Financial Highlights

(unless otherwise indicated, comparisons are to twelve months ended December 31, 2017)

✓ Net sales increased 25.1% to $2,384.2 million. On a same branch basis, revenue increased 8.5% to $2,067.6 million.

“Our 2018 financial results clearly demonstrate the effectiveness of our operating model, the benefits of our size and scale and our success in integrating acquisitions onto our operating platform.

“Despite an environment of unprecedented material cost increases, we maintained our gross margin and expanded our adjusted operating and EBITDA margins.”

JERRY VOLAS, CEO, TOPBUILD

✓ Gross margin was unchanged at 24.2%.
✓ Operating profit was $209.0 million, compared to operating profit of $136.9 million. On an adjusted basis, operating profit was $232.6 million, compared to $171.9 million, a 35.3% improvement.
✓ Operating margin was 8.8%, up 160 basis points. Adjusted operating margin improved 80 basis points to 9.8%.

✓   Net income was $134.8 million, or $3.78 per diluted share, compared to $158.1 million, or $4.32 per diluted share. Adjusted net income was $149.3 million, or $4.19 per diluted share, compared to $101.8 million, or $2.78 per diluted share.

✓Adjusted EBITDA was $283.4 million, compared to $197.6 million, a 43.4% increase and adjusted EBITDA margin improved 150 basis points to 11.9%. Incremental adjusted EBITDA margin was 17.9%.

✓On a same branch basis, adjusted EBITDA grew 20.5% to $238.1 million and incremental EBITDA margin was 25.1%.

✓Acquisitions contributed $316.7 million of revenue. Incremental EBITDA related to these acquisitions was 14.3%.

Operating Segment Highlights ($ in 000s)

(comparisons are to the period ended December 31, 2017)

Capital Allocation

Acquisitions

In 2018, the Company completed three acquisitions that are expected to generate approximately $410 million of net annual revenue. The companies acquired were:

•    USI, the third largest provider of insulation installation and distribution services to the residential and commercial construction markets.

•    ADO Products, a distributor of insulation accessories.

•    Santa Rosa Insulation and Fireproofing, a residential and commercial insulation company.

“Strategic acquisitions remain our number one choice for capital allocation.  Since implementing our acquisition program in 2016, we have acquired ten companies that are expected to generate over $500 million in annual revenue. Our success in integrating acquisitions onto our operating platform has become a core competency, enabling us to take advantage of available synergies and generate strong returns for our shareholders.”

JERRY VOLAS, CEO, TOPBUILD

Share Repurchase Program

The Company also announced that its Board of Directors has authorized a new share repurchase program whereby the Company may purchase up to $200 million of its common stock. Repurchases will be made from cash on hand as well as from a portion of the free cash flow expected to be generated from the business.

In 2018 the Company repurchased a total of 1,049,871 shares of its common stock for approximately $65 million. This includes the receipt of 796,925 shares related to its previously announced $50 million accelerated share repurchase (“ASR”) program. The ASR is expected to settle no later than the end of the first quarter of 2019.

“We anticipate continuing to generate cash beyond what is required to fund our internal growth and finance acquisitions, our highest capital allocation priorities. This $200 million share repurchase program further enhances our on-going commitment to maximizing shareholder value.”

JERRY VOLAS, CEO, TOPBUILD

2019 Revenue and Adjusted EBITDA Outlook

2019	Low	High

“We believe the fundamentals driving supply and demand in the residential housing market are healthy. In 2019, we will continue to focus on generating profitable growth, achieving additional operational efficiencies and identifying acquisitions that meet our investment criteria.

“Our business model, including national scale and diversity through both residential and commercial installation and distribution, offers multiple avenues for growth.”

JERRY VOLAS, CEO, TOPBUILD

Revenue	$2,570M	$2,635M
Adjusted EBITDA*	$310M	$330M

*See table for adjusted EBITDA reconciliation

Assumptions
($ in millions)

2019	Low	High
Housing Starts	1,260K	1,300K
Adjusted net income	$ 145.3	$ 167.9
Depreciation and Amortization	$ 54.5	$ 50.5
Interest Expense and other, net	$ 38.9	$ 35.9
Income tax expense	$ 53.7	$ 62.1
Share based compensation	$ 14.6	$ 12.6

Long-Term Targets (3‑Years)

Metric
Working Capital (% of Sales)	10% to 11%
CapEx (% of Sales)	2.0% to 2.5%
Commercial Annual Revenue Growth	10.0%
Normalized Tax Rate	26% to 27%
Incremental Adjusted EBITDA (Organic)	22% to 27%
Incremental Adjusted EBITDA (Acquisitions Year One)	11% to 16%
Revenue for every 50K increase in housing starts	$80 million

This outlook reflects management’s current view of present and future market conditions and is based on assumptions such as housing starts, general and administrative expenses, weighted average diluted shares outstanding and interest rates. This outlook does not include any effects related to potential acquisitions or divestitures that may occur after the date of this press release. Factors that could cause actual 2019 results to differ materially from TopBuild’s current expectations are discussed below and are also detailed in the Company’s 2018 Annual Report on Form 10‑K and subsequent SEC reports.

Additional Information

Quarterly supplemental materials, including a presentation that will be referenced on today’s conference call, are available on the “Investors” section of the Company’s website at www.topbuild.com.

Conference Call

A conference call to discuss fourth quarter 2018 financial results is scheduled for today, Tuesday, February 26, at 9:00 a.m. Eastern Time. The call may be accessed by dialing (888) 225‑2706. The conference call will be webcast simultaneously on the “Investors” section of the Company’s website at www.topbuild.com.

About TopBuild

TopBuild Corp., headquartered in Daytona Beach, Florida, is a leading installer and distributor of insulation and building material products to the U.S. construction industry. We provide insulation and building material services nationwide through TruTeam®, which has over 200 branches, and through Service Partners®  which distributes insulation and building material products from over 75 branches. We leverage our national footprint to gain economies of scale while capitalizing on our local market presence to forge strong relationships with our customers. To learn more about TopBuild please visit our website at www.topbuild.com.

Use of Non-GAAP Financial Measures

EBITDA, incremental EBITDA margin, the “adjusted” financial measures presented above, and figures presented on a “same branch basis” are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that these non-GAAP financial measures, which are used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods.  We define same branch sales as sales from branches in operation for at least 12 full calendar months. Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP. Additional information may be found in the Company’s filings with the Securities and Exchange Commission which are available on TopBuild’s website under “Investors” at www.topbuild.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements may address, among other things, our expected financial and operational results and the related assumptions underlying our expected results. These forward-looking statements are distinguished by use of words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan,” or “intend,” the negative of these terms, and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. Our forward-looking statements contained herein speak only as of the date of this press release. Factors or events that we cannot predict, including those described in the risk factors contained in our filings with the Securities and Exchange Commission, may cause our actual results to differ from those expressed in forward-looking statements. Although TopBuild believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be achieved and it undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

Investor Relations and Media Contact

Tabitha Zane

tabitha.zane@topbuild.com
386‑763‑8801

(tables follow)

TopBuild Corp.

Consolidated Statements of Operations

(in thousands, except share and per common share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net sales	$639,547	$501,401	$2,384,249	$1,906,266
Cost of sales	481,321	379,368	1,808,097	1,445,157
Gross profit	158,226	122,033	576,152	461,109

Selling, general, and administrative expense (exclusive of significant legal settlement, shown separately below)	93,065	72,063	367,199	294,245
Significant legal settlement	—	—	—	30,000
Operating profit	65,161	49,970	208,953	136,864

Other income (expense), net:
Interest expense	(9,661)	(2,252)	(28,687)	(8,019)
Loss on extinguishment of debt	—	—	—	(1,086)
Other, net	266	42	558	281
Other expense, net	(9,395)	(2,210)	(28,129)	(8,824)
Income before income taxes	55,766	47,760	180,824	128,040

Income tax (expense) benefit	(17,213)	57,231	(46,072)	30,093
Net income	$38,553	$104,991	$134,752	$158,133

Income per common share:
Basic	$1.12	$3.00	$3.86	$4.41
Diluted	$1.10	$2.93	$3.78	$4.32

Weighted average shares outstanding:
Basic	34,436,518	34,990,047	34,921,318	35,897,641
Diluted	35,012,535	35,772,124	35,613,319	36,572,146

TopBuild Corp.

Consolidated Balance Sheets and Other Financial Data

(dollars in thousands)

	As of December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$100,929	$56,521
Receivables, net of an allowance for doubtful accounts of $3,676 and $3,673 at December 31, 2018, and December 31, 2017, respectively	407,106	308,508
Inventories, net	168,977	131,342
Prepaid expenses and other current assets	27,685	15,221
Total current assets	704,697	511,592

Property and equipment, net	167,961	107,121
Goodwill	1,364,016	1,077,186
Other intangible assets, net	199,387	33,243
Deferred tax assets, net	13,176	18,129
Other assets	5,294	2,278
Total assets	$2,454,531	$1,749,549

LIABILITIES
Current liabilities:
Accounts payable	$313,172	$263,814
Current portion of long-term debt	26,852	12,500
Accrued liabilities	104,236	75,087
Total current liabilities	444,260	351,401

Long-term debt	716,622	229,387
Deferred tax liabilities, net	176,212	132,840
Long-term portion of insurance reserves	43,434	36,160
Other liabilities	1,905	3,242
Total liabilities	1,382,433	753,030

EQUITY	1,072,098	996,519
Total liabilities and equity	$2,454,531	$1,749,549

	As of December 31,
	2018	2017
Other Financial Data
Receivable days †	51	50
Inventory days †	34	33
Accounts payable days †	80	79
Receivables, net plus inventories, net less accounts payable †	$262,911	$176,036
Receivables, net plus inventories, net less accounts payable as a percent of sales (TTM)‡	10.4%	9.1%

† Adjusted for remaining acquisition day one balance sheet items. ‡ Trailing 12 months sales have been adjusted for the pro forma effect of acquired branches.

TopBuild Corp.
Consolidated Statements of Cash Flows
(dollars in thousands)

	Year Ended December 31,
	2018	2017
Cash Flows Provided by (Used in) Operating Activities:
Net income	$134,752	$158,133
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39,419	16,453
Share-based compensation	11,317	9,889
Loss on extinguishment of debt	—	1,086
Loss on sale or abandonment of property and equipment	1,204	998
Amortization of debt issuance costs	1,201	401
Change in fair value of contingent consideration	(330)	149
Provision for bad debt expense	3,240	3,231
Loss from inventory obsolescence	2,187	1,979
Deferred income taxes, net	12,936	(59,535)
Change in certain assets and liabilities
Receivables, net	(35,522)	(37,943)
Inventories, net	(23,297)	(14,901)
Prepaid expenses and other current assets	(8,360)	8,184
Accounts payable	29,687	17,936
Accrued liabilities	(660)	7,160
Other, net	(602)	(28)
Net cash provided by operating activities	167,172	113,192

Cash Flows Provided by (Used in) Investing Activities:
Purchases of property and equipment	(52,504)	(25,308)
Acquisition of businesses, net of cash acquired of $15,756 in 2018	(500,202)	(84,090)
Proceeds from sale of property and equipment	849	603
Other, net	38	199
Net cash used in investing activities	(551,819)	(108,596)

Cash Flows Provided by (Used in) Financing Activities:
Proceeds from issuance of long-term debt	526,604	250,000
Repayment of long-term debt	(18,399)	(186,250)
Payment of debt issuance costs	(7,819)	(2,150)
Proceeds from revolving credit facility	90,000	225,000
Repayment of revolving credit facility	(90,000)	(225,000)
Taxes withheld and paid on employees' equity awards	(5,465)	(4,764)
Repurchase of shares of common stock	(65,025)	(139,286)
Payment of contingent consideration	(841)	—
Net cash provided by (used in) financing activities	429,055	(82,450)

Cash and Cash Equivalents
Increase (decrease) for the period	44,408	(77,854)
Beginning of period	56,521	134,375
End of period	$100,929	$56,521

Supplemental disclosure of cash paid for:
Interest on long-term debt	$23,733	$6,423
Income taxes	39,010	22,580

Supplemental disclosure of noncash investing activities:
Accruals for property and equipment	$860	$1,123

TopBuild Corp.

Segment Data (Unaudited)

(dollars in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2018	2017	Change	2018	2017	Change
Installation
Sales	$457,610	$336,188	36.1%	$1,680,967	$1,281,296	31.2%

Operating profit, as reported	$57,016	$42,331		$196,986	$109,316
Operating margin, as reported	12.5%	12.6%		11.7%	8.5%

Significant legal settlement	—	—		—	30,000
Rationalization charges	216	336		845	1,056
Operating profit, as adjusted	$57,232	$42,667		$197,831	$140,372
Operating margin, as adjusted	12.5%	12.7%		11.8%	11.0%

Distribution
Sales	$213,974	$193,306	10.7%	$820,309	$719,759	14.0%

Operating profit, as reported	$21,598	$17,927		$78,739	$68,733
Operating margin, as reported	10.1%	9.3%		9.6%	9.5%

Rationalization charges	—	—		159	23
Operating profit, as adjusted	$21,598	$17,927		$78,898	$68,756
Operating margin, as adjusted	10.1%	9.3%		9.6%	9.6%

Total
Sales before eliminations	$671,584	$529,494		$2,501,276	$2,001,055
Intercompany eliminations	(32,037)	(28,093)		(117,027)	(94,789)
Net sales after eliminations	$639,547	$501,401	27.6%	$2,384,249	$1,906,266	25.1%

Operating profit, as reported - segment	$78,614	$60,258		$275,725	$178,049
General corporate expense, net	(7,936)	(5,218)		(45,873)	(24,722)
Intercompany eliminations and other adjustments	(5,517)	(5,070)		(20,899)	(16,463)
Operating profit, as reported	$65,161	$49,970		$208,953	$136,864
Operating margin, as reported	10.2%	10.0%		8.8%	7.2%

Significant legal settlement	—	—		—	30,000
Rationalization charges †	929	356		7,736	3,755
Acquisition related costs	1,066	508		15,925	1,256
Operating profit, as adjusted	$67,156	$50,834		$232,614	$171,875
Operating margin, as adjusted	10.5%	10.1%		9.8%	9.0%

Share-based compensation ‡	3,072	2,415		11,317	9,274
Depreciation and amortization	12,286	4,700		39,419	16,453
EBITDA, as adjusted	$82,514	$57,949		$283,350	$197,602
EBITDA margin, as adjusted	12.9%	11.6%		11.9%	10.4%

Sales change period over period	138,146			477,983
EBITDA, as adjusted, change period over period	24,565			85,748
EBITDA, as adjusted, as percentage of sales change	17.8%			17.9%

† Rationalization charges include corporate level adjustments as well as segment operating adjustments.

‡  Amounts for the twelve month period ending December 31, 2017, excludes $0.6 million of share-based compensation included in the line item, rationalization charges.

TopBuild Corp.

Non-GAAP Reconciliations (Unaudited)

(in thousands, except share and per common share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Gross Profit and Operating Profit Reconciliations

Net sales	$639,547	$501,401	$2,384,249	$1,906,266

Gross profit, as reported	$158,226	$122,033	$576,152	$461,109

Rationalization charges	—	—	176	—
Gross profit, as adjusted	$158,226	$122,033	$576,328	$461,109

Gross margin, as reported	24.7%	24.3%	24.2%	24.2%
Gross margin, as adjusted	24.7%	24.3%	24.2%	24.2%

Operating profit, as reported	$65,161	$49,970	$208,953	$136,864

Significant legal settlement	—	—	—	30,000
Rationalization charges	929	356	7,736	3,755
Acquisition related costs	1,066	508	15,925	1,256
Operating profit, as adjusted	$67,156	$50,834	$232,614	$171,875

Operating margin, as reported	10.2%	10.0%	8.8%	7.2%
Operating margin, as adjusted	10.5%	10.1%	9.8%	9.0%

Income Per Common Share Reconciliation

Income before income taxes, as reported	$55,766	$47,760	$180,824	$128,040

Significant legal settlement	—	—	—	30,000
Rationalization charges	929	356	7,736	3,755
Acquisition related costs	1,066	508	15,925	1,256
Loss on extinguishment of debt	—	—	—	1,086
Income before income taxes, as adjusted	57,761	48,624	204,485	164,137

Tax rate at 27% and 38% for 2018 and 2017, respectively	(15,595)	(18,477)	(55,211)	(62,372)
Income, as adjusted	$42,166	$30,147	$149,274	$101,765

Income per common share, as adjusted	$1.20	$0.84	$4.19	$2.78

Weighted average diluted common shares outstanding	35,012,535	35,772,124	35,613,319	36,572,146

TopBuild Corp.

Same Branch and Acquisition Net Sales and Adjusted EBITDA (Unaudited)

(dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net sales
Same branch	$533,868	$501,401	$2,067,586	$1,906,266
Acquisitions (a)	105,679	—	316,663	—
Total	$639,547	$501,401	$2,384,249	$1,906,266

EBITDA, as adjusted
Same branch	$65,250	$57,949	$238,130	$197,602
Acquisitions (a)	17,264	—	45,220	—
Total	$82,514	$57,949	$283,350	$197,602

EBITDA, as adjusted, as a percentage of sales
Same branch (b)	12.2%		11.5%
Acquisitions (c)	16.3%		14.3%
Total (d)	12.9%	11.6%	11.9%	10.4%

As Adjusted Incremental EBITDA, as a percentage of incremental sales
Same branch (e)	22.5%		25.1%
Acquisitions (c)	16.3%		14.3%
Total (f)	17.8%		17.9%

(a) Represents current year impact of acquisitions in their first twelve months

(b) Same branch EBITDA, as adjusted, as a percentage of same branch sales

(c) Acquired EBITDA, as adjusted, as a percentage of acquired sales

(d) Total EBITDA, as adjusted, as a percentage of total sales

(e) Change in same branch EBITDA, as adjusted, as a percentage of change in same branch sales

(f) Change in total EBITDA, as adjusted, as a percentage of change in total sales

TopBuild Corp.

Reconciliation of Adjusted EBITDA to Net Income (Unaudited)

(dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income, as reported	$38,553	$104,991	$134,752	$158,133
Adjustments to arrive at EBITDA, as adjusted:
Interest expense and other, net	9,395	2,210	28,129	7,738
Income tax expense (benefit)	17,213	(57,231)	46,072	(30,093)
Depreciation and amortization	12,286	4,700	39,419	16,453
Share-based compensation †	3,072	2,415	11,317	9,274
Significant legal settlement	—	—	—	30,000
Rationalization charges	929	356	7,736	3,755
Loss on extinguishment of debt	—	—	—	1,086
Acquisition related costs	1,066	508	15,925	1,256
EBITDA, as adjusted	$82,514	$57,949	$283,350	$197,602

† Amounts for the twelve month period ending December 31, 2017, excludes $0.6 million of share-based compensation included in the line item, rationalization charges.

TopBuild Corp.

2019 Estimated Adjusted EBITDA Range (Unaudited)

(dollars in millions)

	Twelve Months Ending December 31, 2019
	Low	High
Estimated net income	$145.3	$167.9
Adjustments to arrive at estimated EBITDA, as adjusted:
Interest expense and other, net	38.9	35.9
Income tax expense	53.7	62.1
Depreciation and amortization	54.5	50.5
Share-based compensation	14.6	12.6
Rationalization charges	3.0	1.0
Estimated EBITDA, as adjusted	$310.0	$330.0